Exhibit 10.4

May 8, 2006

Isaac Perlmutter

Marvel Entertainment, Inc.

417 Fifth Avenue

New York, NY 10016

Re: Third Amendment to Employment Agreement

Dear Ike:

Reference is made to the Employment Agreement between Marvel Entertainment, Inc. (“Marvel”) and you (the “Executive”) dated as of November 30, 2001, as amended as of May 1, 2004 and October 15, 2004 (the “Employment Agreement”). All terms defined in the Employment Agreement shall have the same meaning herein as set forth therein.

Marvel and the Executive hereby agree that the Employment Agreement is amended in the following respect:

1.	Section 3.1 of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

3.1 Salary. As compensation for all services to be rendered pursuant to this Agreement, the Company agrees to pay the Executive during the Term a base salary, payable bi-weekly in arrears, at the annual rate, retroactive to January 1, 2006, of Seven Hundred Thousand Dollars ($700,000), less such deductions or amounts to be withheld as required by applicable law and regulations and deductions authorized by the Executive in writing. The Executive's base salary shall be reviewed no less frequently than annually by the Board of Directors in accordance with the policies and procedures that apply to other senior executives of the Company in order to determine whether any change to the Executive’s base salary is warranted; provided, however, that under no circumstances will the Executive’s base salary be less than the amount stated above in this section. The Executive's base salary as in effect from time to time is referred to in this Agreement as the "Base Salary".

Except as otherwise expressly hereinabove provided, the terms and conditions of the Employment Agreement shall remain in full force and effect.

If the foregoing accurately reflects your understanding of our agreement, please indicate by signing in the appropriate place below.

Very truly yours,

MARVEL ENTERTAINMENT, INC.

By: /s/ John Turitzin

Name:     John Turitzin

Title:	Executive Vice President, Chief Administrative Officer and General
Counsel

Accepted and Agreed

/s/ Isaac Perlmutter

Isaac Perlmutter

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